SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-A

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
          PURSUANT TO SECTION 12(b) OR (g) OF THE
              SECURITIES EXCHANGE ACT OF 1934

                  Cullen/Frost Bankers, Inc.
-----------------------------------------------------------
   (Exact name of registrant as specified in its charter)


                 Texas                        74-1751768
----------------------------------------     --------------
 (State of incorporation or organization)    (IRS Employer
                                              Identification
                                              No.)

            P.O. Box 1600
            100 West Houston St.
            San Antonio, Texas 78205            78296-1400
-----------------------------------------      -----------
 (Address of principal executive offices)       (Zip Code)



Securities to be registered pursuant to Section 12(b) of the
Act:

Title of each class           Name of each exchange on which
to be so registered           each class is to be registered
-------------------           ------------------------------

Stock Purchase Rights         New York Stock Exchange, Inc.



Securities to be registered pursuant to Section 12(g) of the
Act:

                          None
-----------------------------------------------------------
                    (Title of Class)

Item 1.  Description of Registrant's Securities to be
         --------------------------------------------
         Registered.
         ----------

     On January 26, 1999, the Board of Directors of Cullen/Frost Bankers, Inc., a Texas corporation (the "Company"), declared a dividend payable on March 15, 1999 of one right (a "Right") for each outstanding share of common stock, par value $0.01 per share, of the Company held of record at the close of business on February 8, 1999, or issued thereafter and prior to the Separation Time (as defined in the Rights Agreement referred to below) and thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights will be issued pursuant to a Shareholder Protection Rights Agreement, dated as of January 26, 1999 (the "Rights Agreement"), between the Company and The Frost National Bank, as Rights Agent.

     The description of the Rights contained in the Company's Current Report on Form 8-K dated January 29, 1999 is hereby incorporated by reference herein.

     The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Statement of Resolution Establishing A Series of Shares of Junior Participating Preferred Stock) is attached hereto as an exhibit and is hereby incorporated herein by reference. The description of the Rights incorporated by reference to the Company's Current Report on Form 8-K, dated January 29, 1999 is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.

Item 2.    Exhibits.
           --------

Exhibit No.     Description
----------      -----------

    (1)         Rights Agreement.

    (2) Forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement.

    (3)         Form of Statement of Resolution Establishing
                A Series of Junior Participating Preferred
                Stock, included in Exhibit B to the Rights
                Agreement.

                      Page 2 of 3 Pages

                          SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              CULLEN/FROST BANKERS, INC.


                              By /s/Phillip D. Green
                                 ------------------------
                                 Name: Phillip D. Green
                                 Title: Senior Executive
                                        Vice President and
                                        Chief Financial
                                        Officer


Date: January 29, 1999

                        Page 3 of 3 Pages

EXHIBIT INDEX
-------------

Exhibit
Number  Description                                    Method of Filing
------- -------------------------------------------    ----------------
 (1)    Rights Agreement                               Filed herewith

 (2)    Forms of Rights Certificate and of Election    Filed herewith
        to exercise, include in Exhibit A to the Rights Agreement.

 (3)    Form of Statement of Resolution Establishing   Filed herewith
        A Series of Junior Participating Preferred
        Stock, included in Exhibit B to the Rights
        Agreement.